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Exhibit 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of SOURCECORP, Incorporated, a Delaware corporation (the "Company"), does hereby certify that:

          The Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2005 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K/A (Amendment No. 1) fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2006	/s/ ED H. BOWMAN, JR. Ed H. Bowman, Jr. President and Chief Executive Officer

        The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code).

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Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)